Exhibit  21
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                       THE  CONTINENTAL  CORPORATION

             SUBSIDIARIES  OF  THE  CONTINENTAL  CORPORATION
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                                                           State or Other
                                                           Jurisdiction
Name of Subsidiary                                         of Incorporation
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Afco Agent Service Corporation                             Delaware
Boston Old Colony Insurance Company                        Massachusetts
The Buckeye Union Insurance Company                        Ohio
California Central Trust Bank Corporation                  California
Casualty Insurance Company                                 Illinois
Commercial Insurance Company of Newark, N.J.               New Jersey
Continental Asset Management Corp.                         New York
Continental Center Associates                              New York
Continental Guaranty & Credit Corporation                  New York
The Continental Insurance Company                          New Hampshire
The Continental Insurance Company of Canada                Canada
The Continental Insurance Company of New Jersey            New Jersey
The Continental Insurance Company (Europe) Limited         United Kingdom
The Continental Insurance Company of Puerto Rico           Puerto Rico
The Continental Insurance Holdings (Europe) Limited        United Kingdom
Continental International Insurance, Limited               Puerto Rico
Continental Loss Adjusting Services, Inc.                  Illinois
Continental Reinsurance Corporation                        California
Continental Reinsurance Corporation International Limited  Bermuda
Continental Reinsurance Corporation (UK) Limited           United Kingdom
The CPI Group Incorporated                                 Delaware
CPI Pension Services, Inc.                                 California
Ctek, Inc.                                                 New Jersey
The Dominion Insurance Corporation                         Canada
East River Insurance Company, Ltd.                         Barbados
East River Insurance Company (Bermuda) Ltd.                Bermuda
The Fidelity and Casualty Company of New York              New Hampshire
Firemen's Insurance Company of Newark, New Jersey          New Jersey
First Fire and Casualty Insurance of Hawaii, Inc.          Hawaii
First Indemnity Insurance of Hawaii, Ltd.                  Hawaii
First Insurance Company of Hawaii, Inc.                    Hawaii
The Glens Falls Insurance Company                          Delaware
The HongKong Fire Insurance Company Limited                Hong Kong
Kansas City Fire and Marine Insurance Company              Missouri
Lombard Continental Insurance PLC                          United Kingdom
The Maiden Lane Syndicate Inc.                             New York
The Mayflower Insurance Company, Ltd.                      Indiana
National-Ben Franklin Insurance Company of Illinois        Illinois
Niagara Fire Insurance Company                             Delaware
Pacific Insurance Company                                  California
The South Place Syndicate Inc.                             New York
TCC Acquisition Corp.                                      Delaware
TCC Properties Inc.                                        New York
UAM Limited                                                United Kingdom
Workers' Compensation and Indemnity Company                California
  of California



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